Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

23andMe Holding Co.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457 (h)	24,127,682 (3)	$0.4575	$11,038,414.50	$147.60 per $1,000,000.00	$1,630	—	—	—	—

Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457 (h)	4,825,536 (4)	$0.4575	$2,207,682.72	$147.60 per $1,000,000.00	$326	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—				—	—	—	—	—	—	—	—

	Total Offering Amounts					$13,246,097.20		$1,956

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$1,956

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the registrant’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that becomes issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Class A Common Stock as reported on The Nasdaq Global Select Market on March 18, 2023.

(3)	Represents 24,127,682 shares of Class A Common Stock reserved for issuance under the 23andMe Holding Co. 2021 Incentive Equity Plan.
(4)	Represents 4,825,536 shares of Class A Common Stock reserved for issuance under the 23andMe Holding Co. Employee Stock Purchase Plan.